                                                                   EXHIBIT 8(vi)

                                AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated November 23, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation, American General Annuity Insurance Company, a Texas life insurance company and A.G. Distributors, Inc. (formally known as AGA Brokerage Services, Inc.), is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A

-----------------------------------------------------------------------------------------------
    FUNDS AVAILABLE UNDER               SEPARATE ACCOUNTS      POLICIES/CONTRACTS FUNDED BY THE
         THE POLICIES                   UTILIZING SOME OR            SEPARATE ACCOUNTS
                                        ALL OF THE FUNDS
-----------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund    AG Separate Account A          o  VA61-94
AIM V.I. Diversified Income Fund                                     o  VA61-T5-94
AIM V.I. International Equity Fund                                   o  VA63-94
AIM V.I. Value Fund                                                  o  VA63-T5-94
                                                                     o  VA64-T5-94
                                                                     o  VA124-99R
-----------------------------------------------------------------------------------------------


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:
               -----------------------


                                         AIM VARIABLE INSURANCE FUNDS, INC.



Attest:                                  By:
       -------------------------------      ------------------------------------
Name:  Nancy L. Martin                   Name:  Robert H. Graham
Title: Assistant Secretary               Title: President


(SEAL)



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                                         A I M DISTRIBUTORS, INC.



Attest:                                  By:
       -------------------------------      ------------------------------------
Name:  Nancy L. Martin                   Name:  Michael J. Cemo
Title: Assistant Secretary               Title: President


(SEAL)



                                         AMERICAN GENERAL ANNUITY INSURANCE
                                         COMPANY



Attest:                                  By:
       -------------------------------      ------------------------------------

Name:                                    Name:
     ---------------------------------        ----------------------------------

Title:                                   Title:
      --------------------------------         ---------------------------------


(SEAL)



                                         A.G. DISTRIBUTORS, INC.



Attest:                                  By:
       -------------------------------      ------------------------------------

Name:                                    Name:
     ---------------------------------        ----------------------------------

Title:                                   Title:
      --------------------------------         ---------------------------------


(SEAL)


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